Advisor to the Board of Directors Agreement

     This Advisor agreement (the “Agreement”) is entered into the date set forth on the signature page by and between the undersigned company (the “Company”) and the undersigned advisor (the “Advisor”). The parties agree as follows:

     1. Services. Advisor agrees to act as a mentor or advisor to the Company and provide advice and assistance to the Company from time to time as further described on Schedule A attached hereto or as otherwise mutually agreed to by the parties (collectively, the “Services”).

     2. Compensation. Advisor shall not be entitled to receive cash compensation; however, Advisor shall be entitled to receive the equity compensation indicated on the signature page hereto at an exercise or purchase price equal to the fair market value of the Company’s Common Stock, which will be documented in the applicable Stock Option Agreement or Restricted Stock Purchase Agreement to be entered into by Advisor and the Company. For the avoidance of doubt it is hereby clarified that Advisor under the Stock Option Agreement or Restricted Stock Purchase Agreement will not have to make any payment to receive the shares and the purchase price shall be deemed to have been made through the Services of Advisor as mentor or advisor to the Company. The Company will seek written approval or have a meeting of the Board of Directors to authorize the Advisor compensation and deliver definitive stock purchase or option agreements regarding the stock compensation within 90 days from the date of this Agreement. If the Company fails to provide the foregoing documentation within such 90-day period, then the Advisor shall have right to contact directors of the Company and to the extent the Advisor needs to take action to enforce this Agreement, then the Company agrees to pay all Advisor’s reasonable expenses in connection therewith.

     3. Expenses. The Company shall reimburse Advisor for reasonable travel and related expenses incurred in the course of performing services hereunder, provided, however, that any expenses shall be approved by the Advisor emailing a request including the nature of the expense and a maximum amount to the company for approval.

     4. Term and Termination. The term of this Agreement shall continue until terminated by either party for any reason upon five (5) days prior written notice without further obligation or liability. In case of a termination of this Agreement all shares purchased or otherwise acquired by Advisor under the terms of the Stock Option Agreement or Restricted Stock Purchase Agreement or otherwise shall continue to vest in Advisor and shall not be affected by such termination.

     5. Independent Contractor. Advisor’s relationship with the Company will be that of an independent contractor and not that of an employee. Advisor will not be eligible for any employee benefits, nor will the Company make deductions from payments made to Advisor for employment or income taxes, all of which will be Advisor’s responsibility. Advisor will have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

     6. No Rights Granted. Nothing in this Agreement shall be construed as granting any rights under any patent, copyright or other intellectual property right of the Company, nor shall this Agreement grant Advisor any rights in or to the Company’s Confidential Information, except the limited right to use the Confidential Information in connection with the Services.

     7. Limited Liability. Relating to the services to be performed by adviser pursuant to the terms of this Agreement, advisor shall not be liable to Company, or to anyone who may claim any right due to any relationship with the Company, or any acts or omissions in the performance of services on the part of advisor, or on the part of the agents or employees of adviser, except when said acts or omissions of advisor are due to its willful misconduct or culpable negligence. Company agrees to indemnify and hold harmless adviser from any obligations, costs, claims, judgments, attorney’s fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this Agreement or in any way connected with the rendering of its services, except when the same shall arise due to the willful misconduct or culpable negligence of advisor and advisors are adjudged to be guilty of willful misconduct or culpable negligence by a court of competent jurisdiction.

     8. No Conflicts, No Restrictions on Advisor. Advisor represents that Advisor’s compliance with the terms of this Agreement and provision of Services hereunder will not violate any duty which Advisor may have to any other person or entity (such as a present or former employer), and Advisor agrees that Advisor will not do anything in the performance of Services hereunder that would violate any such duty. Company has been informed and acknowledges that Advisor pursues his own business activities in the same line of business as Company. Company expressly acknowledges that Advisor shall in no way be restricted under the express or implied terms of this Agreement to continue to develop, expand or modify his own business, to form new companies in this line of business or to acquire any shareholdings or participations in other companies active in the same line of business. Advisor, however, agrees that, during the term of this Agreement, Advisor shall promptly notify the Company in writing of any direct competitor of the Company which Advisor is also performing services for. It is understood that in such event, the Company will review whether Advisor’s activities are consistent with Advisor remaining as an advisor of the Company.

     9. Miscellaneous. So long as you continue to serve as an advisor to the Company, you hereby consent to the Company including your name on its marketing materials, Web site or private placement memo, or offering materials as an advisor of the Company.

     Any term of this Agreement may be amended or waived only with the written consent of the parties. This Agreement, including any schedules hereto, and, when signed, the Stock Option Agreement or Restricted Stock Purchase Agreement constitute the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas, without giving effect to the principles of conflict of laws. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each Party hereto has executed this Services Agreement, or caused this

Services Agreement to be executed on its behalf by its duly authorized officers, as of the date
/	/	.

Company		Advisor

By: Name: Address:	By: Name: Address:

Schedule A:

Advisor Compensation

Advisor			Stage
Performance Level	Idea	Stage	Startup Stage	Growth Stage
Standard		(0.25%)	(0.20%)	(0.15%)
Strategic		(0.50%)	(0.40%)	(0.30%)
Expert		(1.00%)	(0.80%)	(0.60%)

Both parties must initial in one box to designate the Advisor Compensation.

Type of Security:

Option to purchase Common Stock or

Restricted Common Stock

Both parties must initial in one box to designate the Type of Security.

Total Number of Shares of Common Stock:

Adviser share receive a total of 62,552 shares of common stock so long as Advisor satisfies the Performance Level of Service as checked above based on 6,255,173 shares of common stock outstanding as of December 10th, 2013.

Vesting Period:

All shares (other than the bonus level of shares) shall vest on a pro rata basis monthly over a 1-year period beginning January 1, 2014 with a 3-month cliff period. The bonus shares shall vest if Advisor has satisfied the bonus level of service as reasonably determined by the Company at the end of the 1-year period or prior to the sale of the Company.

100 % of unvested shares shall vest on closing of sale of the Company

*Advisor’s performance level of service shall be reasonably determined by the Company, and its determination shall be final and binding; provided that Advisor may request confirmation of the level of service at least each quarter.

Schedule A:

Services Based on Performance Level

The Advisor Compensation and Services are determined using the guidelines below.

Standard Performance Level

Commitment	Services	Compensation**

Attend quarterly meetings to	Promotion: On top of the
		Idea Stage is	0.25%
provide feedback on	regular advice and insights,
Company’s strategy for at	Advisor agrees to actively
least one hour.	promote and make
		Startup Stage is	0.20%
Attend quarterly meetings of	introductions on behalf of the
the Company’s Advisory	Company through Advisor’s
board.	overall network of business
contacts, including forwarding
Provide reasonable response to		Growth Stage is	0.15%
the Company’s business plan
email requests by Company.
and other materials as
requested by the Company.

Strategic Performance Level

Commitment	Services	Compensation**

Standard Performance plus:	Standard Performance plus:
		Idea Stage is	0.50%
Attend monthly meetings to	Recruiting: Advisor agrees to
provide feedback on	assist Company in finding
Company’s strategy for at	additional, potential founding
		Startup Stage is	0.40%
least one hour.	team members and employees
Attend one additional monthly	through the Advisor’s overall
meeting for up to one hour	network of business contacts.
with a potential customer,
investor, strategic partner,		Growth Stage is	0.30%
vendor or employee.

	Schedule A:

Expert Performance Level

Commitment	Services	Compensation**

Strategic Performance plus:	Strategic Performance plus:
Twice monthly meetings to	Contacts: Advisor agrees to	Idea Stage is	1.00%
provide feedback on	make introductions to and
Company’s strategy for at	assist in the acquisition of
least two hours each.	marquee customers, strategic
	partners and key industry	Startup Stage is	0.80%
contacts and attend meetings
with such potential customers,
	partners and key contacts.
Projects: Advisor agrees to
assist the Company on at least
	one strategic project as	Growth Stage is	0.60%
requested by the Company
	during the term of this
	Agreement.

** General Percentages with final numbers indicated on the Signature Page to the Agreement and in the applicable Option or Stock Purchase Agreement.

Schedule A:

Company Stage

The Company Stage is determined using the guidelines below.

Stage Idea

Characteristics

Team: The team consists of only founder(s).

Customers: The company is in discussions with potential customers to determine demand in the market. The pricing/revenue structure has been developed, but needs market validation.

Revenue: The company has no revenue.

Investors: At least one group consisting of the founder(s), their friends or family has invested.

Product: The specifications for a minimum viable product including wireframes and system designs are complete.

Startup

Team: The team consists of full-time founder(s) and is in the process of hiring initial employees as needed.

Customers: The company has received letters of intent or customer commitments and the market need has been validated.

Revenue: The company may be collecting revenue.

Investors: Investment may have been raised via friends/family or professional investors (angel, venture capital, etc.).

Product: The launch of the minimum viable product is imminent.

Growth

Team: The team consists of full time founder(s) and is in the process of hiring employees as needed.

Customers: The company has achieved significant traction and user-based growth. Revenue: The company is collecting revenue.

Investors: Prior investment may have been raised and the founders are prepared to pitch to professional investors if additional capital is needed.

Product: The product has been launched and is periodically refined based on customer feedback.